Exhibit 99.2

Nabriva Therapeutics Announces Pricing of $15 Million Public Offering

DUBLIN, Ireland and KING OF PRUSSIA, Pa., December 10, 2020 — Nabriva Therapeutics plc (NASDAQ: NBRV), a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections, today announced the pricing of its public offering of 6,000,000 ordinary shares (or pre-funded warrants in lieu thereof) at an effective offering price to the public of $2.50 per share (or pre-funded warrant).

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering. Northland Securities, Inc. is acting as financial advisor in connection with the offering.

The gross proceeds to Nabriva Therapeutics from the offering, before deducting the placement agent’s fees and other estimated offering expenses payable by Nabriva Therapeutics, are $15 million. The offering is expected to close on or about December 15, 2020, subject to the satisfaction of customary closing conditions.

The securities described above are being offered and sold in this offering pursuant to a shelf registration statement, including a prospectus, on Form S-3 that was filed by Nabriva Therapeutics with the Securities and Exchange Commission (“SEC”) and was declared effective on September 11, 2020. A preliminary prospectus supplement and accompanying base prospectus relating to the offering was filed with the SEC on December 10, 2020 and is available on the SEC’s website at www.sec.gov. When available, electronic copies of the final prospectus supplement and accompanying base prospectus relating to the public offering may be obtained by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, via email at placements@hcwco.com or via telephone at (646) 975-6996.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy Nabriva Therapeutics’ securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nabriva Therapeutics plc

Nabriva Therapeutics is a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections. Nabriva Therapeutics received U.S. Food and Drug Administration approval for XENLETA® (lefamulin injection, lefamulin tablets), the first systemic pleuromutilin antibiotic for community-acquired bacterial pneumonia (CABP). Nabriva Therapeutics is also developing CONTEPO™ (fosfomycin) for injection, a potential first-in-class epoxide antibiotic for complicated urinary tract infections (cUTI), including acute pyelonephritis. Nabriva entered into an exclusive agreement with subsidiaries of Merck & Co. Inc., Kenilworth, N.J., USA to market, sell and distribute SIVEXTRO® (tedizolid phosphate) in the United States and certain of its territories.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about a prospective financing and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: market and other financing conditions, Nabriva Therapeutics’ ability to satisfy customary closing conditions related to the public offering and to consummate the offering, fluctuations in Nabriva Therapeutics’ share price and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the SEC. In addition, the forward-looking statements included in this press release represent Nabriva Therapeutics’ views as of the date of this press release. Nabriva Therapeutics anticipates that subsequent events and developments may cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this press release.

CONTACTS:

For Investors

Kim Anderson

Nabriva Therapeutics plc

IR@Nabriva.com

For Media

Mike Beyer

Sam Brown Inc.

mikebeyer@sambrown.com

312-961-2502